UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01    Entry into a Material Definitive Agreement

On October 7, 2020, Jaguar Health, Inc. (the “Company”) entered into a fee settlement agreement (the “Settlement Agreement”) with Atlas Sciences, LLC (“Atlas”), an affiliate of the Company’s secured lender Chicago Venture Partners, L.P., pursuant to which the Company issued to Atlas (i) 2,000,000 shares (the “Settlement Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) pre-funded warrants to purchase 6,218,954 shares of Common Stock (the “Settlement Warrants” and, together with the Settlement Shares and the shares of Common Stock underlying the Settlement Warrants, the “Settlement Securities”) as complete settlement and satisfaction of a trial delay fee of $2,515,000 (the “Trial Delay Fee”) described further below, for an effective offering price of $0.306 per share, which equals the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

As previously disclosed, the Company and Atlas entered into that certain license agreement, dated April 15, 2020, by and between the Company and Atlas with respect to certain patents and patent applications relating to the Company’s NP-500 drug product candidate, which agreement was amended on July 30, 2020 (as amended, the “License Agreement”). Pursuant to the License Agreement, the Company agreed to initiate a proof of concept Phase 2 study of NP-500 under an investigational new drug (“IND”) application with the U.S. Food and Drug Administration or an IND-equivalent dossier under appropriate regulatory authorities (the “Phase 2 study”) on or before January 15, 2021 (the “Study Initiation Deadline”) and pay Atlas the Trial Delay Fee if the Company failed to initiate the Phase 2 study by the Study Initiation Deadline (“Fee Payment Obligation”).

The Settlement Securities are being issued by the Company pursuant to a registration statement on Form S-3 (333-248763), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 23, 2020 (the “Registration Statement”), including the related base prospectus contained therein and a prospectus supplement that the Company intends to file on October 9, 2020.

The Pre-Funded Warrants were issued to Atlas, whose receipt of any shares of Common Stock beyond the Settlement Shares would otherwise result in Atlas, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock, in lieu of additional shares of Common Stock as satisfaction and settlement of the Fee Payment Obligation. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants provide that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of Common Stock beneficially owned by Atlas does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion and consent of Reed Smith LLP addressing the validity of the Settlement Securities is filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

The foregoing description of the Pre-Funded Warrants and the Settlement Agreement do not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant and the Settlement Agreement, copies of which are filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant.
5.1	Opinion of Reed Smith LLP as to the legality of the Settlement Securities.
10.1	Fee Settlement Agreement, dated October 7, 2020, by and between Jaguar Health, Inc. and Atlas Sciences, LLC.
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: October 9, 2020

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